UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 15, 2006

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2006, the Compensation and Management Development Committee of the Board of Directors of the Company took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman, Chief Executive Officer and President; and the Independent Members of the Board of Directors took the actions described below with regard to the Chairman, Chief Executive Officer and President.

(a) Authorized base salary adjustments effective March 4, 2006 and for the Named Executive Officers as of December 31, 2005 and approved cash bonus compensation for performance in 2005 as follows:

Name	Position	New Base Salary	Cash Bonus Compensation
RONALD D. SUGAR	Chairman, Chief Executive Officer and President	$1,450,000	$3,500,000
WESLEY G. BUSH	Corporate Vice President and Chief Financial Officer	$600,000	$775,000
SCOTT J. SEYMOUR	Corporate Vice President and President, Integrated Systems	$580,000	$750,000
W. BURKS TERRY	Corporate Vice President and General Counsel	$575,000	$720,000
JAMES R. O’NEILL	Corporate Vice President and President, Information Technology	$520,000	$650,000

(b) Approved the 2006 goals under the 2002 Incentive Compensation Plan (the “2002 Plan”). Under the 2002 Plan, participants earn cash bonus compensation based upon their individual performance and achievement of specific performance measures. Each participant’s target award is based on a percentage of base salary. The financial measures for the 2002 Plan for executive officers are based on a comprehensive performance based value creation metric focused on year over year growth, an operating margin goal, and a cash from operations goal. There are also supplemental goals, which are sector specific, and focus on priorities within the organization for this year. Target percentages for the Named Executive Officers are: Dr. Sugar – 120%; Messrs. Bush, Seymour and O’Neill – 70%; and Mr. Terry – 60%.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ JOHN H. MULLAN
John H. Mullan
Corporate Vice President and Secretary

Date: February 17, 2006

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